                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our Firm under the caption "Experts" and to the use of our report dated February 4, 2000, in the Registration Statement (Form S-1) and related Prospectus of Xenogen Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California
September 28, 2000

We consent to the references of our Firm under the caption "Experts" in the Registration Statement (Form S-1) and related prospectus of Xenogen Corporation and to the use of our report dated September 15, 2000 on the financial statements of Chrysalis DNX Transgenic Sciences Corporation, included in the Registration Statement (Form S-1) and the related prospectus of Xenogen Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

MetroPark, New Jersey
September 28, 2000

--------------------------------------------------------------------------------